ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the “Agreement”), is dated December 23, 2014, between MW Business Credit, LLC f/k/a Midwest Business Credit, LLC, a Nevada limited liability company (the “Seller”), and Midwest Business Credit, Inc., a Delaware corporation, or its Nominee (the “Buyer”).

R E C I T A L S :

WHEREAS, Seller is in the business of providing secured asset based financing for businesses and activities related directly thereto (the “Business”);

WHEREAS, pursuant to an Assignment of Trademark between Seller and Buyer (“Assignment”), Seller assigned all right, title and interest in and to the name “Midwest Business Credit” to Buyer;

WHEREAS, Seller operates its business from a rented premises (the “Premises”) pursuant to a month-to-month rental agreement dated as of October, 2014 by and between Seller as Tenant and MS Enterprises as Landlord (the “Lease”); and

WHEREAS, the parties hereto desire that, on the Closing Date (as hereinafter defined), Seller transfer to Buyer all of Seller’s right, title and interest in and to the Assets (as hereinafter defined), all upon and subject to the terms and conditions set forth in this Agreement (such transfer being hereinafter referred to as the “Asset Purchase”).

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1

PURCHASE OF ASSETS

1.1 Transfer of Assets. On the Closing Date (as defined in Section 7.1), and upon all the terms and subject to the conditions set forth in this Agreement, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall acquire and accept from Seller, all of Seller’s right, title and interest in and to the following assets of the Business as the same exist on the Closing Date (hereinafter collectively referred to as the “Assets”):

(a) all office furniture, computer hardware, fixtures, equipment, machinery, vehicles, parts inventory, raw materials, tools and supplies, used in the operation of the Business, as described and listed on Schedule 1.1(a) attached hereto;

(b) customer lists and sales literature relating to the Assets of the Business being transferred to Buyer;

(c) all permits, licenses, consents, approvals, certificates, variances and similar rights of Seller pertaining to the Business obtained from governmental authorities, to the extent transferable;

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(d) all customer loan portfolios, documentation, credit files for the loans listed on Schedule 1.1.(e) (the “Loans”), including but not limited to, promissory notes, guaranties, security agreements, loan agreements, mortgages, deeds of trust, collateral assignments of leases, schedules, collateral assignments of agreements, agreements or addenda, letter of credit reimbursement agreements, letters of credit that secure the Loans, bills of sale, evidence of insurance, life insurance and title insurance policies, capital stock and other ownership interests, make-well agreements, financing statements, certificates of title, cross-default and/or cross-collateral agreements, assignment documents and any other agreements or instruments providing security for, relating to or affecting the foregoing loan transactions), and all rights appurtenant to the foregoing, as well as all fees and other unpaid amounts owed or owing, whether now existing or hereafter arising. The outstanding balance of the Loans as of the date of this Agreement is set forth on Schedule 1.1(e);

(e) copies of all records, data and other materials relating to the Loans (in any form or medium), including, without limitation, credit information, data accounting records, property records, surveys, environmental reports, plans and specifications, appraisals, evaluations, licenses, license applications, litigation files, if any, and other materials related to any of the foregoing items (collectively, the “Purchased Records”);

(f) all trade accounts and other receivables of the Seller in respect of the Business, and the winding up of its affairs during any period subsequent to the Closing Date (“Accounts Receivable”), if any;

(g) all of Seller’s right, title and interest in and to the Lease; and

(h) all of Seller’s accounting and computer software systems including but not limited to Seller’s inventory system, maintenance and repair, billing system, accounts receivable system, accounts payable system, general ledger system, and financial accounting system.

1.2 Excluded Assets. The term “Assets” shall not include (all of the following items being herein referred to as the “Excluded Assets”):

(a) any and all assets of the Seller that do not pertain to the Business and the specific assets set forth on Schedule 1.2(a) hereto; and

(b) any cash or cash equivalent investments, bank deposits of Seller, if any.

1.3 Payment of Purchase Price. In consideration of and concurrently with the conveyance, transfer and assignment of the Assets to Buyer, Buyer shall pay to Seller the Purchase Price in accordance with Section 1.4 below.

1.4 Purchase Price.

(1) The aggregate purchase price for the Assets (the “Purchase Price”) is ONE MILLION SEVEN HUNDRED AND NINETY-TWO THOUSAND AND 00/100S DOLLARS ($1,792,000.00). The Purchase Price shall be paid by delivery of a fully executed full recourse Promissory Note (the “Note”) from the Buyer and Q Lotus Holdings, Inc. to the Seller in the amount of ONE MILLION SEVEN HUNDRED AND NINETY-TWO THOUSAND 00/100 DOLLARS on the Closing Date in the form attached hereto as Exhibit “A”. The Note shall mature 45 days after the Closing Date.

(2) Buyer grants to Seller the right to offset any monies which Seller owes to Buyer against obligations owed to Seller by Buyer, if any. Buyer acknowledges that no monies are due to Buyer by Seller as of the date of this Agreement.

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1.5 Assumption of Liabilities. Buyer shall assume the liabilities and obligations of Seller set forth on Schedule 1.5 hereto at the time of the Closing in the form of Exhibit “C” to this Agreement. Other than the liabilities and obligations set forth on Schedule 1.5, no outstanding liabilities and obligations of Seller at the time of the Closing, known or unknown, including all accounts payable incurred prior to the Closing, are being assumed by Buyer and shall remain the sole responsibility and obligation of Seller and shall be paid by Seller prior to or at Closing. To the extent accounts payable accrue for a period that includes time both before and after the Closing, the parties shall apportion the responsibility for payment of the same on a pro rata basis. The parties agree to cooperate with each other and notify any merchants, suppliers or other third parties with respect to which of Seller or Buyer bears responsibility for accounts payable.

1.6 Allocation of Purchase Price. The parties hereto agree to allocate the Purchase Price as set forth on Schedule 1.6 hereto.

SECTION 2

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents warrants and agrees as set forth in Sections 2.1 through 2.16 below subject to the provisions of Sections 2.17 through 2.18 below:

2.1 Corporate Organization. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada. Seller has all requisite power and authority to own the Assets and to conduct the Business as now conducted.

2.2 Corporate Authority, Etc. Seller has the power to enter into this Agreement and to carry out its obligations hereunder subject to the approval of the members of Seller. The execution and delivery of this Agreement and the performance of Seller’s obligations hereunder are subject to the approval of the members of Seller, and once approved by the members no other corporate proceedings on the part of Seller, its members or managers will be necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Seller’s manager and, assuming the due execution hereof by Buyer and approval of the members of Seller, is a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general equitable principles (regardless of whether at law or in equity).

2.3 No Violation. Subject to receipt of the consents, waivers, authorizations and approvals or the making of the declarations or filings referred to in Section 2.4 hereof and Schedule 2.4 hereto, the execution, delivery and performance by Seller of this Agreement will not (a) violate any provision of any statute, rule or regulation applicable to Seller, or any order, judgment or decree of any court, governmental or regulatory authority, or arbitrator to which Seller is subject, (b) violate the charter documents or by-laws of Seller, (c) violate or constitute (or, with due notice or lapse of time or both, result in) a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, any provision of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Seller is a party or by which it is bound, or (d) result in the creation or imposition of any lien, charge or encumbrance upon or security interest in any of the Assets that in the case of clauses (a), (c) and (d) would have a material adverse effect on the assets or financial condition of the Business, taken as a whole (a “Material Adverse Effect”) or prevent the consummation of the Asset Purchase.

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2.4 Consents and Approvals. No consent, waiver, authorization or approval of any governmental or regulatory authority, or of any other person, firm or corporation, and no declaration to or filing with any such governmental or regulatory authority, is required in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of its obligations hereunder, except for those (a) that become applicable solely as a result of the specific regulatory status of Buyer or its affiliates or (b) as to which the failure to make, file, give or obtain would not have a Material Adverse Effect or prevent the consummation of the Asset Purchase.

2.5 Reserved.

2.6 Reserved.

2.7 Tax Matters. For purposes of this Agreement, “Tax” or “Taxes” shall include any and all federal, state, county, local, foreign and other taxes, including, without limitation, income, gross receipts, capital stock, franchise, profits, employee and payroll related, withholding, foreign withholding, social security, unemployment, disability, personal property, stamp, excise, occupations, sales, use, transfer, value added, alternative minimum or estimated taxes, including any interest, penalties or additions to tax in respect of the foregoing, whether disputed or not. Except with respect to Taxes not yet due, the Assets are not subject to any Tax lien and Seller has not committed any act the effect of which is likely to result in a Tax lien on any of the Assets.

2.8 No Withholding Requirement. Seller is not a “foreign person” within the meaning of the Internal Revenue Code of 1986, as amended (“Code”).

2.9 Personal Property. Seller has good title to, or holds by valid and existing lease or license, free and clear of all mortgages, pledges, liens, encumbrances or security interests, each piece of personal property included in the Assets.

2.10 Litigation. Except as set forth in Schedule 2.10 hereto, as of the date hereof, there are no actions, suits, proceedings or investigations pending or, to Seller’s knowledge, threatened before any court, governmental or regulatory authority, or arbitrator, brought against Seller pertaining to the Business which would reasonably be expected to have a Material Adverse Effect. As of the date hereof, the Assets are not subject to any order, judgment or decree of any court, governmental or regulatory authority, or arbitrator which would have a Material Adverse Effect.

2.11 Contracts. Except as set forth in Schedule 2.11 or any other Schedule to this Agreement and except for contracts, agreements and commitments which involve the expenditure of not more than an aggregate of $10,000.00 per annum by Seller or any other party thereto, Seller is not a party to any contract, agreement or commitment which is material to the business, operations or financial condition of the Business (hereinafter referred to collectively as the “Material Contracts” and individually as a “Material Contract”). As of the date hereof, each Material Contract is valid and binding on Seller and in full force and effect, except for such failures to be valid and binding or in full force and effect which would not have a Material Adverse Effect. As of the date hereof, Seller is not in material breach of, or material default under, any Material Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a breach or default, except such breaches, defaults and events as to which requisite waivers or consents have been or are obtained or which would not have a Material Adverse Effect.

2.12 Employee Plans; ERISA.

(1) Except as set forth in Schedule 2.12(a), there are no collective bargaining agreements governing the employees of the Business. Any such employees shall be referred to as “Union Employees”.

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(2) All employees of the Business not covered by a collective bargaining agreement (the “Other Employees”) are listed on Schedule 2.12(b) attached hereto.

(3) Set forth in Schedule 2.12(c) is a true and complete list of all profit sharing, stock bonus, pension, 401(k), ESOP, medical, dental, disability, life insurance, bonus, incentive, stock option, deferred compensation and other similar compensation or employee benefit plans, funds, programs or arrangements, which are maintained for the benefit of, or relate to any or all of the Other Employees (the “Employee Plans”).

2.13 Environmental Compliance.

(1) With respect to the Assets, to the knowledge of Seller, Seller is not in violation of any law pertaining to environmental matters, including the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”) as amended by the Superfund Amendments and Reauthorization Act of 1986, the Clean Water Act, the Clean Air Act, or the Toxic Substances Control Act (“Environmental Laws”), violation of which would have a Material Adverse Effect; and

(2) As of the date hereof, with respect to the Assets, Seller has not received written notice from any third party, including any federal, state or local governmental authority (i) that Seller has been identified by the United States Environmental Protection Agency as a potentially responsible party under CERCLA or any state Superfund statute; or (ii) that any hazardous waste, as defined by 42 U.S.C. 6903(5), any hazardous substance as defined by 42 U.S.C. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. S 9601(33) or any toxic substance, regulated material, petroleum product, or pesticide which Seller has generated, transported or disposed of has been found at any site included within the Assets at which a federal, state or local agency or other third party has conducted or is conducting a remedial investigation, removal or other response action pursuant to any Environmental Law or at which a federal, state or local agency has ordered other parties to conduct any such actions, that, in the case of clauses (i) or (ii), is likely to result in action which would have a Material Adverse Effect.

2.14 Brokers and Finders. Seller has not engaged any broker, finder or investment banker in connection with the transactions contemplated by this Agreement.

2.15 Lease. The Lease is presently in full force and effect; Seller has received no notice of default thereunder, and there presently exist no conditions which would give rise to such a default upon the passage of time; Seller will continue to observe and perform all its obligations under the Lease to prevent any default thereunder or breach thereof prior to Closing.

2.16 Loans. The approximate outstanding principal and accrued interest balance for each Loan is set forth on Schedule 1.1(a). No borrower under any Loan has been voluntarily released by Seller, in whole or in part, from any of its obligations in respect of the Loans; no such Loan has been satisfied or canceled in whole or in part except as set forth on Schedule 1.1(a) or Schedule 2.10 or rescinded, and no instrument has been executed by Seller that would affect any such satisfaction, release, cancellation or rescission. No settlement, payment or compromise has been made with respect to the indebtedness of any borrower set forth on Schedule 1.1 (a) except as set forth on Schedule 1.1(a) or Schedule 2.10 and no special promise or consideration has been made to any borrower set forth on Schedule 1.1(a).

2.17 Seller’s Knowledge. For purposes of this Agreement and all certificates and other documents delivered in connection herewith, the term “Seller’s knowledge” or similar term shall mean only the actual personal knowledge of the current executive officers of Seller responsible for the operations of the Business.

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2.18 Schedules and Exhibits. Disclosure of any fact or item in any Schedule or Exhibit hereto referenced by a particular paragraph or section in this Agreement shall, should the existence of the fact or item or its contents be relevant to any other paragraph or section, be deemed to be disclosed with respect to that other paragraph or section whether or not an explicit cross-reference appears. All Schedules to be attached hereto shall be subject to Buyer’s approval in its sole and absolute discretion.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents, warrants and agrees as set forth in Sections 3.1 through 3.8 below, subject to the provisions of Sections 3.9 and 3.10 below:

3.1 Corporate Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted.

3.2 Corporate Authority, Etc. Buyer has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of Buyer’s obligations hereunder have been duly authorized by the Board of Directors of Buyer, and no other corporate proceedings on the part of Buyer, its Board of Directors or stockholders are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Buyer and, assuming the due execution hereof by Seller, is a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting the rights and remedies of creditors generally and to general equitable principles (regardless of whether at law or in equity).

3.3 No Violation. Subject to receipt of the consents, waivers, authorizations and approvals or the making of the declarations or filings referred to in Section 3.4 hereof, the execution, delivery and performance by Buyer of this Agreement will not (a) violate any provision of any statute, rule or regulation applicable to Buyer or any order, judgment or decree of any court, governmental or regulatory authority, or arbitrator to which Buyer is subject, (b) violate the charter documents or by-laws of Buyer, or (c) violate or constitute (or, with due notice or lapse of time or both, result in a default under, or result in the acceleration of or entitle any party to accelerate whether after the giving of notice or lapse of time or both) any obligation under, any provision of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Buyer is a party or by which it is bound, that in the case of clauses (a) and (c) would have a material adverse effect on the assets or financial condition of Buyer or prevent the consummation of the Asset Purchase.

3.4 Consents and Approvals. No consent, waiver, authorization or approval of any governmental or regulatory authority, or of any other person, arm or corporation, and no declaration to or filing with any such governmental or regulatory authority, is required in connection with the execution and delivery of this Agreement by Buyer or the performance by Buyer of its obligations hereunder, except for those (a) that become applicable solely as a result of the specific regulatory status of Seller, or (b) as to which the failure to make, file, give or obtain would not prevent the consummation of the Asset Purchase.

3.5 Financing. Buyer has, or has made satisfactory arrangements to provide on the Closing Date, sufficient cash to fund the Purchase Price (and all other amounts to be paid to Seller or any other person pursuant to this Agreement).

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3.6 Litigation. There are no actions, suits, proceedings or investigations pending or, to Buyer’s knowledge, threatened before any court or governmental or regulatory authority, or before any arbitrator, brought against Buyer which might reasonably be expected to interfere with the consummation of the Asset Purchase.

3.7 Brokers and Finders. Buyer has not engaged any broker, finder or investment banker in connection with the transactions contemplated by this Agreement.

3.8 Knowledge Regarding Representations. Buyer is not aware of any inaccuracy or misstatement in, or breach of, any representation or warranty of Seller contained in this Agreement.

3.9 Buyer’s Knowledge. For purposes of this Agreement and all certificates and other documents delivered in connection herewith, the term “Buyer’s knowledge” or similar term shall mean only the actual personal knowledge of the executive officers of Buyer without any duty of inquiry or investigation.

3.10 No Outside Reliance. Buyer has not relied and is not relying upon any statement or representation of Seller other than those made in this Agreement, Schedule, or certificate to be delivered to Buyer by Seller at the Closing. Buyer has had full and complete access to the books and records of the Business and has independently evaluated the transactions contemplated hereunder.

SECTION 4

COVENANTS OF THE PARTIES

4.1 Conduct of Business. Except as contemplated by this Agreement or with the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed, during the period commencing on the date of this Agreement and ending on the Closing Date, Seller shall continue to operate the Business in the ordinary course in all material respects. Except as contemplated by this Agreement or with the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed, during such period, with respect to the Business, Seller shall not do or commit to do any of the following:

(1) except in the ordinary course of business or as required by law or contractual obligations or other understandings or arrangements existing on the date hereof, acquire a material amount of assets of any other person or entity;

(2) except in the ordinary course of business or as required by law or contractual obligations or other understandings or arrangements existing on the date hereof, sell, lease, transfer, dispose of, encumber or mortgage any material Assets;

(3) enter into any lease or Material Contract or terminate, modify or change in any material respect any existing lease or Material Contract, other than in the ordinary course of business;

(4) except in the ordinary course of business or as required by law or contractual obligations or other understandings or arrangements existing on the date hereof, (i) enter into any new employment, severance or other compensation agreement with any key employees employed within the Business; or (ii) increase the base compensation of, or enter into any new, or extend the term of any existing, bonus or incentive agreement or arrangement with, any key employees employed within the Business.

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4.2 Access to Business; No Solicitation of Employees.

(1) Prior to the Closing Date, Seller shall afford to Buyer and its representatives reasonable access to the properties, books, contracts and records of the Business, and provide appraisal reports relating to the Assets of the Business; provided that such access may be denied to the extent necessary to prevent a breach by Seller of any agreement (oral or written) to which it is a party, to prevent a violation of law or to preserve attorney-client or work product privileges with respect to pending legal proceedings. All requests for such access shall be made to such representatives as Seller shall designate in writing, who shall be solely responsible for coordinating all access permitted hereunder.

(2) All notices and applications to, filings with, and other contacts with governmental authorities relating to the transactions contemplated by this Agreement which are to be made by Buyer shall be made only after prior consultation with, and approval by, Seller, which approval shall not be unreasonably withheld.

(3) Neither Buyer nor its representatives shall contact in any manner any of the employees, agents, customers, or other associates or affiliates of Seller in connection with the transactions contemplated by this Agreement without the prior written authorization of such designated representatives of Seller. Buyer agrees that, prior to the Closing Date or, if this Agreement is terminated by either party for any reason, for a period of two years following such termination, it will not solicit any of the employees or customers of the Business, or encourage any such employees to leave the employ of the Business, without obtaining the prior written consent of Seller.

(4) If, as of the date hereof or at any time hereafter, Buyer is aware of or discovers any breach of any representation or warranty contained in this Agreement or any circumstance or condition that would constitute such a breach upon Closing or would enable Buyer to terminate this Agreement or would result in a closing condition hereunder not being satisfied, Buyer agrees to promptly so inform Seller in writing and Buyer’s failure to do so shall constitute a waiver of such breach.

4.3 Reasonable Efforts. Each of the parties hereto will use all reasonable efforts to obtain, and will cooperate fully with the other in a timely manner in obtaining, all consents, permits, waivers, authorizations and approvals of governmental authorities and other parties which may be required to consummate the transactions contemplated by this Agreement, and otherwise to do all things necessary, proper or advisable consistent with applicable law to cause the fulfillment on or prior to the Closing Date of all of the conditions to its obligations hereunder and to consummate in a timely manner the transactions contemplated by this Agreement, including all reasonable efforts (a) to obtain all necessary waivers, consents and approvals from other parties to agreements, (b) to obtain all consents, approvals and authorizations that are required to be obtained under any federal, state, local or foreign law or regulation, (c) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby, and (d) to effect all necessary registrations and filings of information requested by governmental authorities; provided that the obligation to use all reasonable efforts shall not include an obligation to provide any financial incentives or, except for nominal amounts, to make any payment or expend any funds which are not otherwise required by law or agreement. Seller and Buyer further covenant and agree, with respect to any threatened or pending preliminary injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, to respectively use all reasonable efforts to prevent the entry, enactment or promulgation thereof, as the case may be.

4.4 Further Assurances. Upon the request of the other party at any time after the Closing Date, Seller or Buyer will execute and deliver such further instruments of assignment, transfer, conveyance or authorization and other documents as the other party may reasonably request in order to effectuate the purposes of this Agreement.

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4.5 Publicity. Neither Seller nor Buyer shall issue any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other party, except as may be required by law, any applicable regulatory authority or any listing agreement with a national securities exchange.

4.6 Confidentiality.

(1) Buyer will hold, and will cause its officers, directors, employees, representatives, consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information furnished to Buyer by Seller or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) generally available to the public other than as a result of a disclosure by Buyer or its officers, directors, employees, representatives, consultants or advisors, or (ii) available to Buyer on a non-confidential basis from a source other than Seller or its representatives provided that such source is not bound by a confidentiality agreement with Seller) and will not release or disclose such information to any other person, except its auditors, attorneys and financial advisors in connection with the consummation of the transactions contemplated by this Agreement without the prior written consent of Seller. If this Agreement is terminated, promptly after such termination all documents, work papers, computer files and other material obtained by Buyer from Seller or any representative of Seller (including all copies therefor shall be returned to Seller or, if Seller so requests, destroyed with such destruction certified to Seller, and any material prepared by Buyer reflecting such information provided by Seller shall be destroyed and such destruction certified to Seller.

4.7 Use of Names. Pursuant to the Assignment, Buyer and its affiliates shall continue to have the absolute and exclusive proprietary right to all names, marks, trade names and trademarks (collectively, “Names”) incorporating “Midwest Business Credit” by itself or in combination with any other Name provided the transaction contemplated by this Agreement actually closes or does not close through no fault of Buyer. In the event that the transaction contemplated by this Agreement does not close on the Closing Date through no fault of Seller, Buyer shall immediately assign the Names and all rights thereto and goodwill represented thereby or pertaining thereto to Seller.

4.8 Cooperation.

(1) Tax Data. Seller and Buyer shall cooperate fully with each other and shall make available or cause to be made available to each other in a timely fashion such tax data and other information as may be reasonably required for the preparation by Seller and Buyer of any tax returns, elections, consents or certificates required to be prepared and filed by Seller or Buyer in connection with the purchase and sale of the Assets or any of the other transactions contemplated by this Agreement, provided that Seller shall not be required to create any information that does not then already exist.

(2) Taxes on Assets. After the Closing, Seller shall pay all taxes levied by any governmental taxing authority in any jurisdiction with respect to the ownership of the Assets prior to the Closing Date, and Buyer shall pay all such taxes with respect to the ownership of the Assets on or after the Closing Date.

(3) Transfer and Sales Taxes. Seller shall be liable for and shall pay any Taxes payable upon or in connection with the conveyance and transfer of the Assets by Seller to Buyer.

4.9 Bulk Sales Laws. Seller shall provide Buyer, at Seller’s sole cost and expense, at or before closing with a tax, judgment and lien search, showing no judgments, liens or tax liens on the Seller or any of its assets except as set forth on Schedule 2.9. Seller shall comply with all requirements of a transferor under the Illinois Income Tax Act, State Unemployment Tax Act, and the Illinois Retailers’ Occupation Tax Act (collectively “Tax Acts”) relating to Bulk Transfer. Seller shall indemnify and hold Buyer harmless in accordance with Section 8 for any claim, liability or expense arising from or in connection with noncompliance with any applicable Tax Acts as it pertains to the transactions contemplated by this Agreement.

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4.10 Cooperation, Mail, Payments. Buyer agrees to forward to Seller all mail and other communications and all payments received by it which relate to the Business or the Assets for the period prior to the Closing Date. Seller agrees to forward to Buyer all mail and other communications and all payments received by it which relate to the Business or the Assets for the period on and after the Closing Date. Seller and Buyer agree to cooperate with each other before and after the Closing regarding any issues or questions which may arise concerning the Assets and the Business.

SECTION 5

CONDITIONS TO OBLIGATIONS OF BUYER TO CLOSE

Buyer’s obligation to consummate the Asset Purchase shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions, any one or more of which may be waived by Buyer in its sole discretion:

5.1 Representations and Warranties of Seller. The representations and warranties made by Seller in Article II of this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made by Seller on and as of such date, except that representations and warranties made as of a specific date shall be true and correct in all material respects as of that date and except for such failures to be true and correct as would not, individually or in the aggregate, have a Material Adverse Effect.

5.2 Performance of Seller’s Obligations. Seller shall have performed in all material respects all obligations required under this Agreement to be performed by it on or prior to the Closing Date.

5.3 Officer’s Certificate of Seller. Buyer shall have received a certificate dated the Closing Date and signed by the manager of Seller certifying to the satisfaction of the conditions set forth in Sections 5.1 and 5.2.

5.4 Consents and Approvals. The material consents, waivers, authorizations and approvals of the governmental or regulatory authorities listed in Schedule 2.4 and indicated therein as being a condition of Closing for Buyer shall have been duly obtained and shall be in full force and effect on the Closing Date.

5.5 No Violation of Orders. There shall not be in effect on the Closing Date any order, decree or injunction of a court of competent jurisdiction prohibiting the Asset Purchase.

5.6 Delivery of Transfer Documents. Seller shall have delivered to Buyer such bills of sale, deeds, assignments of contracts and leases and other instruments of sale, assignment and transfer as are necessary or appropriate to sell, assign and transfer the Assets to Buyer, in form reasonably satisfactory to Buyer and its counsel.

5.7 Lease. Buyer shall have negotiated and obtained an assignment for the Premises with the Landlord under the Lease or negotiated a new lease with the Landlord, on such terms that are acceptable to Buyer in its sole discretion.

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5.8 Board Approval. It shall further be a condition of Buyer’s obligation to close the transactions contemplated by this Agreement that Buyer receive, within 5 days following the full execution of this Agreement, written approval from the Board of Directors of QLotus Holdings, Inc., Buyer’s parent company, to proceed with the Asset Purchase contemplated herein.

SECTION 6

CONDITIONS TO OBLIGATIONS OF SELLER TO CLOSE

Seller’s obligation to consummate the Asset Purchase shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions, any one or more of which may be waived by Seller in its sole discretion:

6.1 Representations and Warranties of Buyer. The representations and warranties made by Buyer in Section 3 of this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made by Buyer on and as of such date, except that representations and warranties made as of a specific date shall be true and correct in all material respects as of that date.

6.2 Performance of Buyer’s Obligations. Buyer shall have performed in all material respects all obligations required under this Agreement to be performed by it on or prior to the Closing Date.

6.3 Officer’s Certificate of Buyer. Seller shall have received a certificate dated the Closing Date and signed by the President of Buyer certifying to the satisfaction of the conditions set forth in Sections 6.1 and 6.2.

6.4 No Violation of Orders. There shall not be in effect on the Closing Date any order, decree or injunction of a court of competent jurisdiction prohibiting the Asset Purchase.

6.5 Employment Agreements/Stock Grant. Timothy Bellcourt and Buyer shall have negotiated an Employment Agreement, upon such terms as are reasonably acceptable to both parties. Buyer shall be prepared to make the Stock Grant. Buyer and Linda Canino shall have negotiated an employment agreement, upon terms which are reasonably acceptable to both parties.

6.6 Note. Buyer and Q Lotus Holdings, Inc. shall have delivered to Seller the original Note.

6.7 Approval of Members. Seller’s members shall have authorized the execution of this Agreement, the transfer of the Assets and execution of any documents or instruments necessary to complete this transaction

SECTION 7

CLOSING

7.1 Closing. The closing of the sale and purchase of assets described in Article I (the “Closing”) shall take place on or before December 23, 2014, or such other date as the parties agree to in writing (the “Closing Date”), at the offices of Seller, or at such other place as the parties agree to in writing. The Closing shall be deemed to have occurred at 12:01 a. m. on the Closing Date notwithstanding that the payment of the Purchase Price and the delivery or filing of the documents contemplated by Sections 5 and 6 shall not occur until a time later on the Closing Date.

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7.2 Deliveries at Closing. Seller shall deliver the following items to Buyer at or before Closing:

(a) A warranty Bill of Sale covering all Assets included in this sale in the form of Exhibit E to this Agreement;

(b) Certified resolutions from the manager and members of the Seller authorizing the execution of this Agreement, the transfer of the Assets and execution of any documents to complete this transaction;

(c) Uniform Commercial Code searches indicating all security interests on any of the Assets being sold and purchased hereunder, to the extent disclosed to and accepted by Buyer;

(d) Federal and state income tax searches indicating there are no federal and state income taxes due;

(e) Copy of Form NUC-542-A Notice of Sale or Purchase of Business Assets to the Illinois Department of Revenue; Bulk Sale Stop Order from the Illinois Department of Revenue; Certification from the Illinois Department of Employment Security; payoff letters from any and all lenders for release of any liens the Assets being purchased under this Agreement;

(f) UCC Article 3 Assignments of Security Interest transferring the Loans to Buyer;

(g) an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit C, executed by Seller;

(h) each originally executed promissory note evidencing a Loan, endorsed by Seller to the order of Buyer, each originally executed guaranty of a Loan, each originally executed promissory note and certificate of ownership delivered as collateral for a Loan, and such other endorsements, assignments and other good and sufficient instruments of sale, transfer, conveyance and assignment, in form reasonably satisfactory to Buyer, as shall be effective to vest in Buyer good and marketable title, free and clear of all claims and encumbrances created by Seller, to the Assets;

(i) a limited power of attorney substantially in the form attached hereto as Exhibit F;

(j) a notification to the borrowers under the Loans of the sale and assignment of the Loans, in the form attached hereto as Exhibit G, to be mailed by Buyer;

(k) all Purchased Records, including, without limitation, all necessary information with respect to principal, interest and fees paid by borrowers under the Loans or such other information in respect of the Assets as shall be necessary to enable Buyer to complete all necessary conversions of the Assets to Buyer’s billing and collection systems;

(l) The Employment Agreement executed by Seller and an employment agreement between Buyer and Linda Canino executed by Linda Canino; and

(n) Other documents reasonably requested by Buyer or Seller to effectuate the subject transaction.

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7.3 Deliveries at Closing. Buyer shall deliver the following items to Seller at or before Closing:

(a) Buyer and Q Lotus Holdings, Inc. shall deliver to Seller the original Note;

(b) Certified resolutions from the board of directors of the Buyer authorizing the execution of this Agreement, payment of the Purchase Price, and execution of any documents necessary to complete this transaction, including, without limitation, the Employment Agreement;

(c) an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit C, executed by Buyer;

(d) The Employment Agreement executed by Buyer and an employment agreement between Buyer and Linda Canino executed by Buyer; and

(e) Other documents reasonably requested by Buyer or Seller to effectuate the subject transaction.

SECTION 8

INDEMNIFICATION

8.1 Buyer Indemnification. Provided that the Closing shall have occurred, Buyer will, subject to the timing and notification requirements and limitations provided in Sections 8.3 and 8.4, defend at its own expense, indemnify and hold harmless Seller, Seller’s affiliates, each of their respective officers, managers, members, employees, indemnities and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Seller Indemnified Parties”) from and against all claims, loss, liability, damage or expense, including (without limitation) attorneys’ fees and costs of investigation and litigation (collectively “Damages”), arising out of (a) the inaccuracy of any representation or breach of any warranty made by Buyer in this Agreement, or (b) the failure of Buyer to perform in any material respect any obligation of Buyer set forth herein, or (c) any claims made by any third party against the Seller Indemnified Parties when any such claim arises out of the use, possession or operation of the Assets or the operation of the Business and is based upon an occurrence on or after the Closing Date.

8.2 Seller Indemnification. Provided that the Closing shall have occurred, Seller will, subject to the timing and notification requirements and limitations provided in Sections 8.3 and 8.4, defend at its own expense, indemnify and hold harmless Buyer, Buyer’s affiliates, each of their respective officers, directors, employees, indemnities and agents and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Buyer Indemnified Parties”) from and against all Damages arising out of (a) the material inaccuracy of any representation or material breach of any warranty made by Seller in this Agreement, or (b) the failure by Seller to perform in any material respect any obligation of Seller which survives the Closing set forth herein, or (c) any claims made by any third party against the Buyer Indemnified Parties when any such claim arises out of the use, possession or operation of the Assets or the operation of the Business and is based upon an occurrence prior to the Closing Date and is not (i) disclosed in this Agreement, any exhibit hereto or any schedule, certificate or other document delivered to Buyer pursuant hereto, (ii) based on an obligation or liability expressly assumed by Buyer hereunder, or (iii) based on an obligation or liability entered into or incurred after the date of this Agreement in the ordinary course of business or in accordance with this Agreement.

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8.3 Third Party Claims. If a claim by a third party is made against an indemnified party (i.e., a Seller Indemnified Party or a Buyer Indemnified Party), and if such indemnified party intends to claim indemnity under this Section 8, the claiming party (“Indemnified Party”) shall give written notice of such claim in reasonable detail to the indemnifying party (“Indemnitor”) forthwith (and in any event within fifteen (15) days of receipt of notice of such claim by the Indemnified Party) and shall afford the Indemnitor the right to defend against such claim with counsel of its own choice (or to compromise, settle or otherwise deal with the same) at the expense and in the discretion of the Indemnitor. Failure to give such notice shall not relieve the Indemnitor of liability unless the Indemnitor is prejudiced thereby. The Indemnified Party may participate in any such proceeding with counsel of its choice and at its expense. The parties hereto agree to cooperate fully with each other in connection with the defense or the settlement of any such claim. If the Indemnitor fails to give the Indemnified Party notice, within twenty (20) days of the receipt of notice of the claim of indemnity, of its intention so to defend (or compromise or pay), the Indemnified Party may dispose of such claim in its discretion but shall not thereby waive any right to indemnity pursuant to this Section 8, subject, however, to the right of the Indemnitor to assume, at its expense, the defense of such claim at any time prior to settlement, compromise or final determination thereof, provided that the Indemnitor shall, in such event, reimburse the Indemnified Party for all expenses the Indemnified Party has theretofore incurred in connection with such claim. If the claim is one that cannot by its nature be defended solely by the Indemnitor, the Indemnified Party shall make available all information and assistance that the Indemnitor may reasonably request. The Indemnified Party shall not pay or settle any claim which the Indemnitor is contesting. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnitor.

8.4 Limitations on Indemnification. The obligations to indemnify pursuant to the provisions of Sections 8.1 and 8.2 above shall be subject to the following limitations, as applicable:

(1) No indemnification shall be required to be made pursuant to Section 8.2 until the aggregate amount of all Damages sustained by the Indemnified Party, calculated as provided in this Section 8.4, exceeds an accumulated total of $1,000.00, and indemnification shall be made only to the extent of such excess over $1,000.00.

(2) Damages shall not include any amount for special or consequential damages for the party seeking indemnification.

(3) In respect of indemnification for Damages pursuant to clause (a) or (b) of Sections 8.1 or 8.2, Indemnitor shall be obligated to indemnify the Indemnified Party only for those Damages as to which Indemnitor has received written notice in reasonable detail within two years following the Closing Date. In respect of indemnification for Damages pursuant to clause (c) of Sections 8.1 or 8.2, Indemnitor shall be obligated to indemnify the Indemnified Party for Damages for the duration of the applicable statute of limitations.

8.5 Subrogation. The Indemnified Party shall subrogate to the Indemnitor any claims it may have against third parties respecting Damages for which indemnification is claimed hereunder. Each party agrees to cooperate with the other in pursuing such claims.

8.6 Exclusive Remedy. Provided that the Closing shall have occurred, indemnification pursuant to this Section 8 shall be the exclusive remedy for any breach of representations and warranties or of any covenant or agreement in this Agreement by either party.

SECTION 9

MISCELLANEOUS PROVISIONS

9.1 Survival. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement shall survive the Closing only for a period of one year following the Closing Date (except covenants and agreements which contemplate or involve actions to be taken or obligations in effect after the Closing Date, which shall survive in accordance with their terms), and thereafter all such representations, warranties, covenants and agreements shall be extinguished.

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9.2 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that neither party shall assign or delegate this Agreement or any of the rights or obligations created hereunder without the prior written consent of the other party. Except for Sections 8.1, 8.2 and 8.3 which are intended to benefit, and to be enforceable by, any of the Seller Indemnified Parties and the Buyer Indemnified Parties, as the case may be, this Agreement is not intended to, and shall not, confer upon any person, firm or corporation not a party to this Agreement, or the legal representatives of such person, firm or corporation, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

9.3 Expenses. Except as otherwise expressly provided in this Agreement and except in the event of a breach of this Agreement by either party, all legal, accounting, and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

9.4 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally, sent by documented overnight delivery service to the extent receipt is confirmed, telecopier, telefax or other electronic transmission service to the appropriate address or number as set forth below:

(1)	if to Buyer, to:

Midwest Business Credit, Inc.

500 N. Dearborn, Suite 605

Chicago, IL 60654

Attn: Gary Rosenberg

(2)	if to Seller, to:

MW Business Credit, LLC

710 E. Ogden Ave., Ste. 250

Naperville, IL 60563

Attn: Timothy Bellcourt, Manager

or to such other persons or at such other addresses as shall be furnished by either party by like notice to the other. Such notice or communication shall be deemed to have been given or made (i) if personally delivered, on the date so delivered, (ii) if sent by documented overnight delivery service, on the next business day following delivery to the courier service, or (iii) if sent by facsimile transmission, on the date of transmission.

9.5 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, and the Employment Agreement represent the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations, warranties, covenants or undertakings have been made in connection with this Agreement other than those expressly set forth herein (including any agreements incorporated herein) or in the exhibits or schedules hereto or certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter-of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement.

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9.6         Waivers and Amendments. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto. Each of Seller and Buyer may, only by an instrument in writing, extend the time for the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties or compliance with any of the covenants or performance of any of the obligations of the other contained in this Agreement, or waive fulfillment of any of the conditions to its own obligations under this Agreement. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

9.7         Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.

9.8         Interpretation. The Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

9.9         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopier, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 9.9, provided receipt of copies of such counterparts is confirmed.

9.10       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to the conflicts of law or rules of such state. Each of the parties hereto hereby submits to the non-exclusive jurisdiction of any federal or state court sitting in Cook County in the State of Illinois with respect to any action or proceeding relating to this Agreement and the transactions contemplated hereby, and waives all objections to venue with respect thereto.

IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

SELLER:	BUYER:

MW BUSINESS CREDIT, LLC	MIDWEST BUSINESS CREDIT, INC.

By:	By:	/s/ Gary Rosenberg
Timothy Bellcourt, Manager		Gary Rosenberg, President

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9.6         Waivers and Amendments. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto. Each of Seller and Buyer may, only by an instrument in writing, extend the time for the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties or compliance with any of the covenants or performance of any of the obligations of the other contained in this Agreement, or waive fulfillment of any of the conditions to its own obligations under this Agreement. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

9.7         Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.

9.8         Interpretation. The Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

9.9         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement, Copies of executed counterparts transmitted by telecopier, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 9.9, provided receipt of copies of such counterparts is confirmed.

9.10       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to the conflicts of law or rules of such state. Each of the parties hereto hereby submits to the non-exclusive jurisdiction of any federal or state court sitting in Cook County in the State of Illinois with respect to any action or proceeding relating to this Agreement and the transactions contemplated hereby, and waives all objections to venue with respect thereto.

IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

SELLER:		BUYER:

MW BUSINESS CREDIT, LLC		MIDWEST BUSINESS CREDIT, INC.

By:	/s/ Timothy Bellcourt	By:	/s/ Gary Rosenberg
	Timothy Bellcourt, Manager		Gary Rosenberg, President

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ACKNOWLEDGMENT AND JOINDER:

Timothy Bellcourt, as the manager and a member of MW Business Credit, LLC (“Seller”) hereby acknowledges and consents to all of the provisions of the Agreement executed by Seller and Buyer on the date first written above and joins Seller in making the representations and warranties of Seller set forth in Section 2 of this Agreement.

By:	/s/ Timothy Bellcourt
Timothy Bellcourt
Being the manager and a member of MW Business Credit, LLC

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